                                                                    Exhibit 99.2

ab                                                   NEWS RELEASE

THE CARBIDE/GRAPHITE GROUP, INC.                     HTTP://WWW.CGGI.COM
One Gateway Center, 19th Floor
Pittsburgh, PA  15222-1416
412-562-3700


FOR IMMEDIATE RELEASE

            THE CARBIDE/GRAPHITE GROUP, INC. ENTERS INTO A DEFINITIVE
             PURCHASE AGREEMENT WITH CARBIDE ACQUISITION LLC FOR THE
           ASSETS ASSOCIATED WITH C/G'S CARBIDE PRODUCTS BUSINESS UNIT

         PITTSBURGH, PENNSYLVANIA - OCTOBER 1, 2002 - THE CARBIDE/GRAPHITE GROUP, INC. ("C/G") TODAY ANNOUNCED THAT AS PART OF ITS EFFORTS TO EMERGE FROM CHAPTER 11 BANKRUPTCY, IT HAS SIGNED A DEFINITIVE PURCHASE AGREEMENT WITH CARBIDE ACQUISITION LLC FOR THE ASSETS ASSOCIATED WITH C/G'S CARBIDE PRODUCTS BUSINESS UNIT. THE TERMS OF THE SECTION 363 ASSET SALE WERE FILED WITH THE WESTERN DISTRICT OF PENNSYLVANIA BANKRUPTCY COURT ON SEPTEMBER 20, 2002. CARBIDE ACQUISITION LLC WAS FORMED BETWEEN JP INDUSTRIES, INC., A PRIVATE INVESTMENT COMPANY HEADQUARTERED IN CLEVELAND, OHIO, AND CARBIDE PRODUCTS MANAGEMENT. THE NEW ENTITY WILL CONTINUE TO OPERATE THE CARBIDE PRODUCTS BUSINESS IN LOUISVILLE AND CALVERT CITY, KY. WALTER FOWLER, C/G'S CEO, COMMENTED, "THE SALE OF OUR CARBIDE BUSINESS TO JP IS AN IMPORTANT STEP TO ENSURE UNINTERRUPTED PRODUCT SUPPLY TO OUR CUSTOMERS. THE NEW COMPANY WILL CONTINUE OPERATIONS IN LOUISVILLE AND CALVERT CITY UNDER THE DIRECTION OF THE EXISTING, EXPERIENCED MANAGEMENT TEAM. THIS TRANSACTION IS AN IMPORTANT FURTHER STEP TO BRINGING ALL OF THE ASSETS OF C/G OUT OF BANKRUPTCY." CONSUMMATION OF TRANSACTION IS SUBJECT TO AN AUCTION TO BE CONDUCTED BY THE BANKRUPTCY COURT ON OCTOBER 16, 2002.


         Note: This release contains forward-looking statements that are based on current expectations, estimates and projections about the industries in which the Company operates, management's beliefs and assumptions made by management. Words such as "expects," "anticipates," "intends," "plans," "believes," "estimates" and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, and are subject to the safe harbor created thereby. These statements are based on a number of assumptions that could ultimately prove inaccurate and, therefore, there can be no assurance that such statements will prove to be accurate. Other risks and uncertainties are detailed in the Company's filings with the Securities and Exchange Commission. The Company does not undertake to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

                                       ###